SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☐	Filed by Party other than Registrant

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☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

SIMLATUS CORP.
(Name of Registrant as Specified in Charter)

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SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act
of 1934 as amended

SIMLATUS CORP.
175 Joerschke Dr., Ste. A
Grass Valley, CA 95945

GENERAL INFORMATION

This Information Statement (the “Information Statement”) has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $.00001 per share (the “Common Stock”), of Simlatus Corp., a Nevada Corporation (the “Company”), to notify such Stockholders that on or about July 23, 2019, the Company received written consents in lieu of a meeting of Stockholders from holders of a majority of shares of voting securities of the Company (the “Majority Stockholders”) to authorize the Company’s Board of Directors to approve the following:

- the Board of Directors of the Corporation, along with the vote of the Majority Shareholders, deem it in the best interest of the Corporation, as well as in the best interest of the Shareholders of the Corporation, to Amend the Articles of Incorporation, and increase the amount of Authorized Common Shares from 975,00,000 to 1,500,000,000 Shares at par value $0.00001 per share to be compliant with the share reserves for standing note holders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

RECOMMENDATION OF THE BOARD OF DIRECTORS

ACTIONS TO BE TAKEN

ACTION I – INCREASE OF THE AMOUNT OF AUTHORIZED COMMON
SHARES OF THE COMPANY TO 1,500,000,000

The Board of Directors has determined that the Company has determined that the
Amendment of the Articles better reflects the nature of the Company’s new business direction.

Purpose of the Amendment of the Articles

On July 23, 2019, the Company’s Board of Directors and the Majority Stockholders owning a majority of the Company’s voting securities approved a resolution authorizing the Company to amend the Articles of Incorporation to accomplish the increase the amount of Authorized Common Shares from 975,000,000 to 1,500,000,000 Shares at par value $0.00001 per share.

The purpose for the increase in the number of authorized shares is pursuant with the note-holder requirements to maintain the required reserves specified under each of the notes on the Company’s derivative table. Our Board of Directors believes it is in the best interest of our Company to increase the number of authorized shares of Common Stock in order to give us greater flexibility in considering and planning for future corporate needs, including, but not limited to, future financing and recapitalization efforts as well as other general corporate transactions. The Board of Directors believes that additional authorized shares of common stock will enable us to take timely advantage of market conditions and favorable financing and acquisition opportunities that become available to us. We do not have any definitive plans, arrangements, understandings or agreements regarding the issuance of the additional shares of common stock that will result from our adoption of the proposed Amendment.

Potential Effects of Increase in Authorized Shares of Common Stock

Except as otherwise required by law, the newly authorized shares of Common Stock will be available for issuance at the discretion of our Board of Directors (without further action by the stockholders) for various future corporate needs, including those outlined above. The increase in authorized shares of Common Stock will not have any immediate effect on the rights of existing Shareholders but may have a dilutive effect our existing Shareholders if additional shares are issued.

We are not increasing our authorized Common Stock to construct or enable any anti-takeover defense or mechanism on behalf of the Company. While it is possible that management could use the additional shares of Common Stock to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent Shareholders, we have no intent or plan to employ the additional unissued authorized shares as an anti-takeover device.

The following table summarizes the principal effects of the increase in Authorized Shares:

Shares of Common Stock	Pre-Increase	Post- Increase
Issued/Outstanding	352,347,553	352,347,553
Authorized but Unissued Shares Reserved for Specific Purposes	662,652,447	822,164,555
(Shares to be issued upon conversion of notes, warrants, and preferred stock) Shares issuable pursuant to current and planned acquisitions	0	0
Authorized but Unreserved Shares	0	325,487,892

Outstanding Convertible Notes

Our outstanding convertible notes are convertible into common stock based upon a discount to the market price of our common stock at the time of conversion. Therefore, the number of shares into which the notes are convertible varies with the market price of our common stock.

The total amount of the convertible debt is in the value of approximately $1,121,960 in principal as of August 15, 2019. The range of discount from the market price that are used to determine the various conversion prices is thirty five percent (35%) to fifty percent (50%). Based on the formulas in the convertible notes, the lower the stock price at the time of conversion, the more share the noteholders will receive upon conversion. The floor to the conversion price is $0.00001.

The Company does not have enough unissued shares to cover the required reserves for all outstanding convertible debt and may have much less unissued authorized shares to effect any significant conversion of preferred stock or warrant exercises. Therefore, as of August 15, 2019, we have no unreserved but unissued shares available for other corporate purposes due to the range of discount from the market price to determine the various conversion prices. The price of our Common Stock on the over-the-counter market on August 15, 2019, closed at $0.0042.

The following table summarizes the number of shares that could be issued upon conversion based upon a reasonable range of market prices:

Number of Shares
25% below the most recent actual price	608,569,867
50% below the most recent actual price	913,139,734
75% below the most recent actual price	1,826,279,469

Amended Certificate of Incorporation

Upon the effectiveness and on the date that is July 23, 2019 the filing of this Information Statement, the Board of Directors shall have the Company’s Certificate of Amendment to the Articles of Incorporation filed with the State of Nevada in order to effect the Articles Amendment.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The Company shall provide, without charge, to each person to whom an Information Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one (1) business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in the Information Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Information Statement incorporates), and the address and telephone numbers to which such a request is to be directed.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above action. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our Stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Simlatus Corp. has duly caused this report to be signed by the undersigned hereunto authorized.

IN WITNESS WHEREOF, We, have hereunto set our hands as Chief Executive Officer and Members of the Board of Directors of the Corporation.

Acknowledged by the following on August 22, 2019

/s/ Richard Hylen
Richard Hylen
Simlatus Corporation
President

/s/ Dusty Vereker
Dusty Vereker
Simlatus Corporation
Director

/s/ Baron Tennelle
Baron Tennelle
Simlatus Corporation
Director